Exhibit 99.1

NIVALIS THERAPEUTICS, INC.
5480 Valmont Road, Suite 200
BOULDER, CO 80301

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

		For	Against	Abstain
1	Approve the Agreement and Plan of Merger and Reorganization, dated as of April 18, 2017, by and among Nivalis Therapeutics, Inc. ("Nivalis"), Nautilus Merger Sub, Inc., and Alpine Immune Sciences, Inc. ("Alpine"), and the transactions contemplated thereby, including the merger and the issuance of shares of Nivalis' common stock to Alpine's stockholders pursuant to the terms of the Merger Agreement.	☐	☐	☐
2	Approve an amendment to the amended and restated certificate of incorporation of Nivalis to effect a reverse stock split of Nivalis' common stock, at a ratio of one new share for every four shares outstanding.	☐	☐	☐
3	Approve an amendment to the amended and restated certificate of incorporation of Nivalis to change the corporate name of Nivalis from Nivalis Therapeutics, Inc. to Alpine Immune Sciences, Inc.	☐	☐	☐
4	Approve an adjournment of the Nivalis special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000339907_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy StatementProspectus/Information Statement is available at www.proxyvote.com NIVALIS THERAPEUTICS, INC. Special Meeting of Stockholders July 19, 2017 1:30 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) R. Michael Carruthers, as proxy, with the power to appoint (his/her) substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NIVALIS THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 1:30 PM, MDT on 7/19/2017, at the offices of Ballard Spahr LLP located at 5480 Valmont Road, Suite 200, Boulder, Colorado 80301, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side